PARENT GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) effective as of SEPTEMBER 29, 2017 (the “Effective Date”), is executed by ELEVATE CREDIT, INC, a Delaware corporation ("Guarantor") to and for the benefit of INTEGRITY FUNDING OHIO LLC, a Delaware limited liability company (“Lender”).
Recitals
WHEREAS, RISE CREDIT SERVICE OF OHIO, which is a subsidiary of Guarantor entered into a PROGRAM AGREEMENT BETWEEN CREDIT SERVICES ORGANIZATION AND THIRD-PARTY LENDER, dated as of September 29, 2017, (as amended, modified or restated from time to time, the "Agreement") with Lender. As a condition to entering into the Agreement, Lender is requiring Guarantor to guaranty the obligations of Borrowers to Lender as further described herein. Capitalized terms not otherwise defined herein, shall have the same meanings as in the Agreement.
Now, therefore, in consideration of the premises recited above and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor; and for the purpose of inducing Lender to enter into the Agreement; and as long as Guarantor continues to be obligated to Lender in any manner whatsoever pursuant to the Agreement, Guarantor:
1.    Unconditionally, irrevocably and absolutely guarantees (a) the due and punctual payment of amounts due and payable from CSO to Lender under the Agreement, including, but not limited to, all guaranty obligations, daily settlement payment obligations (as applicable) and indemnification payment obligations of CSO set forth in the Agreement; and (b) the due and punctual performance and observance by CSO of all other obligations, warranties, covenants and duties of CSO set forth in the Agreement (all of which amounts payable and the terms, warranties, agreements, covenants and conditions being herein called the Obligations”).
2.    Agrees that this Guaranty shall be a continuing guaranty, shall be binding upon Guarantor, and upon its successors and assigns, and shall remain in full force and effect, and shall not be discharged, impaired or affected by (a) the existence or continuance of any of the Obligations (other than the payment or performance of the Obligations in accordance with their terms); (b) the validity or invalidity of any document or agreement evidencing the Obligations or any of them; (c) the existence or continuance of Guarantor as a legal entity; (d) any waiver, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Obligations or the Loans, all of which Lender or Guarantor is hereby expressly authorized to make from time to time in accordance with the Agreement; (e) the acceptance by Lender of any security for, or other guarantors upon, all or any part of the Obligations; or (f) any defense (other than the payment or performance of the Obligations in accordance with their terms) that Guarantor may or might have to its undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by Guarantor.
3.    Agrees that with respect to each Loan, Guarantor shall be held liable hereunder and Lender shall have the right to enforce this Guaranty against Guarantor for and to the full amount of the Obligations for such Loan, with or without enforcing or attempting to enforce this Guaranty against any other guarantor, without any obligation on the part of Lender, or anyone, at any time, to resort to any collateral, security, property, liens or other rights or remedies whatsoever, and whether or not other proceedings or steps are pending or have been taken or have been concluded to enforce or otherwise realize upon the obligations, properties, estates or security of such Loan or the related Borrower or any other guarantor; and the payment of any amount or amounts by Guarantor, pursuant to its obligations hereunder, shall not entitle Guarantor, either at law or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations with respect to any Loan, unless and until the full amount of such Obligations has been fully paid, all other Obligations with respect to such Loan have been fully performed and observed in accordance with their terms.
4.    Waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payment, notice of acceptance of this Guaranty, nonpayment at maturity and indulgences and notices of every kind, and consents to any and all forbearance and extensions of the time of payment of the Obligations with respect to each Loan, and further consents to any and all changes in the terms, covenants and conditions thereof hereafter made or granted; it being the intention that Guarantor shall remain liable under this Guaranty until the Agreement shall have been terminated, the Obligations for each Loan shall have been fully repaid to Lender, and the terms, covenants and conditions thereof shall have been fully performed and observed by the related Borrowers with respect to each Loan and by CSO with respect to the Agreement, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.
5.    Agrees that this Guaranty shall inure to the benefit of and may be enforced by Lender and its successors and assigns.
6.    This Guaranty may be terminated by written notice to the Lender, however such termination shall not impair or limit the liability of the Guarantor for Obligations or other liability incurred under this Guaranty or the Agreement by Lender prior to the effective date of such termination.
7.    Agrees, as does Lender by the acceptance hereof, that this Guaranty shall be governed by the laws of the State of Texas and that any dispute or controversy whatsoever arising hereunder shall be resolved by arbitration pursuant to the applicable provisions set forth in the Agreement or any other dispute resolution procedures which CSO and Lender may agree upon in writing, all of which are hereby consented and agreed to by Guarantor and Lender.

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GUARANTOR has executed this instrument as of the Effective Date.

Elevate Credit, Inc.

By: /s/ Chris Lutes
Name: Chris Lutes
Title: CFO

ACKNOWLEDGED BY INTEGRITY FUNDING OHIO LLC:

By: /s/ C. Dan Adams
C. Dan Adams
President and CEO